EXHIBIT 32.1

          SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER OF FIRST AMERICAN GROUP INC.

In connection with the accompanying Quarterly Report on Form 10-Q of First American Group Inc. for the quarter ended December 31, 2011, the undersigned, Mazen Kouta, President and Chief Executive Officer, principal accounting officer and principal financial officer, of First American Group Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) such Quarterly Report on Form 10-Q for the quarter ended December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended December 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of First American Group Inc.


Date: February 8, 2012                /s/ Mazen Kouta
                                      ------------------------------------------
                                      Mazen Kouta
                                      President, Treasurer, Principal Accounting
                                      Officer and Principal Financial Officer